EXHIBIT 99.1

POWER OF ATTORNEY OF DIRECTOR OF

ALLSTATE ASSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Allstate Assurance Company, an Illinois insurance company, which proposes to file with the Securities and Exchange Commission, under the provisions of the Investment Company Act of 1940, or amendment to Form N-3, each hereby constitutes and appoints Susan N. Roth as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to do any and all acts and things and execute, for him or her and in his or her name, place and stead, said form and any and all amendments thereto and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 27, 2012.

SIGNATURE	TITLE

/s/ Anurag Chandra	Director, Chairman of the Board, President and
Anurag Chandra	Chief Executive Officer

/s/ Lisa J. Flanary	Director
Lisa J. Flanary

/s/ Susan L. Lees Susan L. Lees	Director, Senior Vice President, General Counsel and Secretary

/s/ Harry R. Miller	Director, Senior Vice President and
Harry R. Miller	Chief Risk Officer

/s/ John C. Pintozzi	Director, Senior Vice President and Chief
John C. Pintozzi	Financial Officer